                                                                      Exhibit 4B


================================================================================








                               NORDSON CORPORATION



           $40,000,000 6.79% Senior Notes, Series A, Due May 15, 2006
           $20,000,000 7.11% Senior Notes, Series B, Due May 15, 2008
           $30,000,000 7.11% Senior Notes, Series C, Due May 15, 2011
           $10,000,000 7.51% Senior Notes, Series D, Due May 15, 2011


                             NOTE PURCHASE AGREEMENT

                                  -------------




                            Dated as of May 15, 2001





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



                                TABLE OF CONTENTS

                          (Not a part of the Agreement)


SECTION                                              HEADING                                                   PAGE

Section 1.                 Authorization of Notes.................................................................1


Section 2.                 Sale and Purchase of Notes.............................................................2


Section 3.                 Closing................................................................................2


Section 4.                 Conditions to Closing..................................................................2

       Section 4.1.        Representations and Warranties.........................................................2
       Section 4.2.        Performance; No Default................................................................2
       Section 4.3.        Compliance Certificates................................................................3
       Section 4.4.        Opinions of Counsel....................................................................3
       Section 4.5.        Purchase Permitted By Applicable Law, Etc..............................................3
       Section 4.6.        Sale of Other Notes....................................................................3
       Section 4.7.        Payment of Special Counsel Fees........................................................3
       Section 4.8.        Private Placement Numbers..............................................................4
       Section 4.9.        Changes in Corporate Structure.........................................................4
       Section 4.10.       Funding Instructions...................................................................4
       Section 4.11.       Proceedings and Documents..............................................................4

Section 5.                 Representations and Warranties of the Company..........................................4

       Section 5.1.        Organization; Power and Authority......................................................4
       Section 5.2.        Authorization, Etc.....................................................................5
       Section 5.3.        Disclosure.............................................................................5
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates.......................5
       Section 5.5.        Financial Statements...................................................................6
       Section 5.6.        Compliance with Laws, Other Instruments, Etc...........................................6
       Section 5.7.        Governmental Authorizations, Etc.......................................................6
       Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders..............................6
       Section 5.9.        Taxes..................................................................................7
       Section 5.10.       Title to Property; Leases..............................................................7
       Section 5.11.       Licenses, Permits, Etc.................................................................7
       Section 5.12.       Compliance with ERISA..................................................................8
       Section 5.13.       Private Offering by the Company........................................................9
       Section 5.14.       Use of Proceeds; Margin Regulations....................................................9
       Section 5.15.       Existing Debt; Future Liens............................................................9
       Section 5.16.       Foreign Assets Control Regulations, Etc................................................9
       Section 5.17.       Status under Certain Statutes..........................................................9


       Section 5.18.       Notes Rank Pari Passu.................................................................10
       Section 5.19.       Environmental Matters.................................................................10

Section 6.                 Representations of the Purchaser......................................................10

       Section 6.1.        Purchase for Investment...............................................................10
       Section 6.2.        Source of Funds.......................................................................11

Section 7.                 Information as to the Company.........................................................12

       Section 7.1.        Financial and Business Information....................................................12
       Section 7.2.        Officer's Certificate.................................................................15
       Section 7.3.        Inspection............................................................................16

Section 8.                 Prepayment of the Notes...............................................................16

       Section 8.1.        Required Prepayments..................................................................16
       Section 8.2.        Optional Prepayments with Make-Whole Amount...........................................17
       Section 8.3.        Prepayment Upon Change of Control.....................................................17
       Section 8.4.        Allocation of Partial Prepayments.....................................................18
       Section 8.5.        Maturity; Surrender, Etc..............................................................18
       Section 8.6.        Purchase of Notes.....................................................................18
       Section 8.7.        Make-Whole Amount.....................................................................18

Section 9.                 Affirmative Covenants.................................................................20

       Section 9.1.        Compliance with Law...................................................................20
       Section 9.2.        Insurance.............................................................................20
       Section 9.3.        Maintenance of Properties.............................................................20
       Section 9.4.        Payment of Taxes and Claims...........................................................20
       Section 9.5.        Corporate Existence, Etc..............................................................21
       Section 9.6.        Nature of Business....................................................................21
       Section 9.7.        Notes to Rank Pari Passu..............................................................21
       Section 9.8.        Guaranty by Subsidiaries..............................................................21

Section 10.                Negative Covenants....................................................................22

       Section 10.1.       Consolidated Total Debt...............................................................22
       Section 10.2.       Consolidated Priority Debt............................................................22
       Section 10.3.       Interest Coverage Ratio...............................................................22
       Section 10.4.       Consolidated Net Worth................................................................22
       Section 10.5.       Limitation on Liens...................................................................22
       Section 10.6.       Restricted Payments and Restricted Investments........................................24
       Section 10.7.       Mergers, Consolidations and Sales of Assets...........................................25
       Section 10.8.       Transactions with Affiliates..........................................................27
       Section 10.9.       Restrictive Agreements................................................................28
       Section 10.10.      Significant Subsidiaries..............................................................28

Section 11.                Events of Default.....................................................................29


Section 12.                Remedies on Default, Etc..............................................................31

       Section 12.1.       Acceleration..........................................................................31
       Section 12.2.       Other Remedies........................................................................31
       Section 12.3.       Rescission............................................................................31
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.....................................32

Section 13.                Registration; Exchange; Substitution of Notes.........................................32

       Section 13.1.       Registration of Notes.................................................................32
       Section 13.2.       Transfer and Exchange of Notes........................................................32
       Section 13.3.       Replacement of Notes..................................................................33

Section 14.                Payments on Notes.....................................................................33

       Section 14.1.       Place of Payment......................................................................33
       Section 14.2.       Home Office Payment...................................................................33

Section 15.                Expenses, Etc.........................................................................34

       Section 15.1.       Transaction Expenses..................................................................34
       Section 15.2.       Survival..............................................................................34

Section 16.                Survival of Representations and Warranties; Entire Agreement..........................34


Section 17.                Amendment and Waiver..................................................................35

       Section 17.1.       Requirements..........................................................................35
       Section 17.2.       Solicitation of Holders of Notes......................................................35
       Section 17.3.       Binding Effect, Etc...................................................................35
       Section 17.4.       Notes Held by Company, Etc............................................................36

Section 18.                Notices...............................................................................36


Section 19.                Reproduction of Documents.............................................................36


Section 20.                Confidential Information..............................................................37


Section 21.                Substitution of Purchaser.............................................................37


Section 22.                Miscellaneous.........................................................................38

       Section 22.1.       Successors and Assigns................................................................38
       Section 22.2.       Payments Due on Non-Business Days.....................................................38
       Section 22.3.       Severability..........................................................................38
       Section 22.4.       Construction..........................................................................38

       Section 22.5.       Counterparts..........................................................................38
       Section 22.6.       Governing Law.........................................................................39

Signature........................................................................................................40


SCHEDULE A                --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B                --     DEFINED TERMS

SCHEDULE 4.9              --     Changes in Corporate Structure

SCHEDULE 5.3              --     Disclosure Materials

SCHEDULE 5.4              --     Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5              --     Financial Statements

SCHEDULE 5.8              --     Certain Litigation

SCHEDULE 5.11             --     Patents, etc.

SCHEDULE 5.14             --     Use of Proceeds

SCHEDULE 5.15             --     Existing Debt

SCHEDULE 10.6             --     Existing Investments

EXHIBIT 1-A               --     Form of 6.79% Senior Note, Series A, due May 15, 2006

EXHIBIT 1-B               --     Form of 7.11% Senior Note, Series B, due May 15, 2008

EXHIBIT 1-C               --     Form of 7.11% Senior Note, Series C, due May 15, 2011

EXHIBIT 1-D               --     Form of 7.51% Senior Note, Series D, due May 15, 2011

EXHIBIT 4.4(a)            --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)            --     Form of Opinion of Special Counsel for the Purchasers

                               NORDSON CORPORATION
                               28601 CLEMENS ROAD
                              WESTLAKE, OHIO 44145


           $40,000,000 6.79% Senior Notes, Series A, Due May 15, 2006
           $20,000,000 7.11% Senior Notes, Series B, Due May 15, 2008
           $30,000,000 7.11% Senior Notes, Series C, Due May 15, 2011
           $10,000,000 7.51% Senior Notes, Series D, Due May 15, 2011

                                                        Dated as of May 15, 2001

TO THE PURCHASER LISTED IN THE ATTACHED
SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

         NORDSON CORPORATION, an Ohio corporation (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of:

                  (a) $40,000,000 aggregate principal amount of its 6.79% Senior Notes, Series A, due May 15, 2006 (the "Series A Notes");

                  (b) $20,000,000 aggregate principal amount of its 7.11% Senior Notes, Series B, due May 15, 2008 (the "Series B Notes");

                  (c) $30,000,000 aggregate principal amount of its 7.11% Senior Notes, Series C, due May 15, 2011 (the "Series C Notes"); and

                  (d) $10,000,000 aggregate principal amount of its 7.51% Senior Notes, Series D, due May 15, 2011 (the "Series D Notes").

The term "Notes" as used in this Agreement shall include the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes, such term to include any such notes issued in substitution therefor pursuant to SECTION 13 of this Agreement or the Other Agreements (as hereinafter defined). The Notes shall be substantially in the form set out in EXHIBIT 1-A, EXHIBIT 1-B, EXHIBIT 1-C, and
EXHIBIT 1-D, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount and of the Series specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the Series specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3. CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois, at 10:00 A.M. Chicago time, at a closing (the "Closing") on May 17, 2001 or on such other Business Day thereafter on or prior to May 31, 2001 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account specified in the instructions delivered pursuant to SECTION 4.10 hereof. If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by SECTIONS 10.5, 10.7 or 10.8 hereof had such Sections applied since such date.

         Section 4.3. Compliance Certificates.

         (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2 and 4.9 have been fulfilled.

         (b) Secretary's Certificate. The Company shall have delivered to you a certificate of its Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Robert Veillette, Assistant General Counsel of the Company, and from Thompson Hine LLP, counsel for the Company, covering the matters set forth in EXHIBIT 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in SCHEDULE A.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of SECTION 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.8. Private Placement Numbers. Private Placement Numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

         Section 4.9. Changes in Corporate Structure. Except as specified in
SCHEDULE 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.

         Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

        Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         The obligation of the Company to deliver the Notes hereunder is subject to the condition that the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement and the Other Agreements shall have been tendered by the Purchasers.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent, Wachovia Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated April, 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in SCHEDULE 5.3, this Agreement, the Memorandum, and the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in SCHEDULE 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in SCHEDULE 5.5, since October 29, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company (separate from general economic conditions applicable to U.S. business enterprises on the whole) that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) SCHEDULE 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Significant Subsidiary under this Agreement, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4).

         (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in SCHEDULE 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that relates to periods ending on or before the date of this Agreement that could reasonably be expected to have a Material Adverse Effect and knows of no proposed tax or assessment for subsequent periods that could reasonably be expected to result in a Material increase in the tax liability of the Company and its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are in all Material respects adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended November 2, 1997.

        Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11. Licenses, Permits, Etc. Except as disclosed in SCHEDULE 5.11,

                   (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material to the conduct of its business as normally conducted, without known conflict with the rights of others;

                   (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                   (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under the Plans (other than Multiemployer Plans), determined as of the end of the most recently ended plan year of such Plans on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation report for such Plans, did not exceed the aggregate current value of the assets of such Plans allocable to such benefit liabilities, except to the extent set forth in Footnote 3 to the Company's consolidated financial statements for the fiscal year ended October 29, 2000. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) Except as disclosed in Footnote 3 to the Company's consolidated financial statements for the fiscal year ending October 29, 2000, the expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this SECTION 5.12(e) is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 75 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15. Existing Debt; Future Liens. (a) SCHEDULE 5.15 sets forth a complete and correct list of all Capital Leases as of February 28, 2001 and all other outstanding Debt of the Company as of May 17, 2001 and of its Subsidiaries as of the date of April 30, 2001, since which dates, respectively, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 10.5.

         Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered subject to regulation under the

Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         Section 5.18. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15 hereto.

         Section 5.19. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent that you are, or any such pension or trust fund is, an "accredited investor," as defined in Rule 501 under the Securities Act.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                   (d) the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b),
(c) or (e) above, you or such transferee shall provide written notice to the company of such fact, identifying the information required by paragraphs (b),
(c) or (e) above, as applicable. The Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or
(e) above, or (ii) with respect to any plan, identified pursuant to paragraph
(c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan; provided, however, that if the Company is, in fact, such a party in interest or "disqualified person", or if it has exercised such authority, then, in lieu of such certificate, the Company shall promptly notify you or such transferee of such fact prior to the date of Closing or the applicable transfer date so that you or such transferee may identify an alternative Source. As used in this
SECTION 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


SECTION 7. INFORMATION AS TO THE COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company, other than the last quarterly fiscal period of each such fiscal year (and, in any event, concurrently with the delivery to the lenders under the Credit Agreement), duplicate copies of:

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(a);

                   (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company (and, in any event, concurrently with the delivery to the lenders under the Credit Agreement), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                                     (1) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with auditing standards generally accepted in the United States of America, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                     (2) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with auditing standards generally accepted in the United States of America or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and

         Exchange Commission, together with the accountant's certificate described in clause (2) above, shall be deemed to satisfy the requirements of this SECTION 7.1(b);

                   (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission (other than filings with respect to offerings of securities under employee benefit plans, registration statements with respect to sales of securities of the Company by Persons other than the Company, and filings with respect to dividend reinvestment plans) and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         SECTION 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or

                  IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation (i) such information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes and (ii) copies of annual pro forma projections of the Company and its Subsidiaries, if prepared for the Banks under the Credit Agreement.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.1 through SECTION 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

                  (b) Significant Subsidiaries -- a list of the Company's Significant Subsidiaries and the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.10 during the quarterly or annual period covered by the statements then being furnished; and

                  (c) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any

         Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

         SECTION 8. PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments.

         (a) Series A Notes. On May 15, 2006, the entire principal amount of the Series A Notes, together with accrued and unpaid interest thereon, shall become due and payable.

         (b) Series B Notes. On May 15, 2008, the entire principal amount of the Series B Notes, together with accrued and unpaid interest thereon, shall become due and payable.

         (c) Series C Notes. The Company agrees that on each May 15, beginning May 15, 2005, it will prepay and apply and there shall become due and payable on the principal Debt evidenced by the Series C Notes an amount equal to the lesser of (a) $4,290,000 or (b) the principal amount of the Series C Notes then outstanding. On May 15, 2011, the entire principal amount of the Series C Notes, together with accrued and unpaid interest thereon, shall become due and payable.

         In the event that the Company shall prepay less than all of the Notes pursuant to SECTION 8.2 or SECTION 8.3, or shall purchase less than all of the Series C Notes pursuant to SECTION 8.6, the amounts of the prepayments in respect of the Series C Notes required by this

SECTION 8.1(c) shall be reduced by an amount which is the same percentage of such required prepayment as the percentage that the principal amount of Series C Notes prepaid pursuant to SECTION 8.2 or SECTION 8.3, or purchased pursuant to
SECTION 8.6, is of the aggregate principal amount of outstanding Series C Notes immediately prior to such prepayment or purchase.

         (d) Series D Notes. On May 15, 2011, the entire principal amount of the Series D Notes, together with accrued and unpaid interest thereon, shall become due and payable.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 8.3. Prepayment Upon Change of Control. In the event that any Change of Control shall occur or the Company shall have knowledge of any proposed Change of Control that is likely to occur, the Company will give written notice (the "Company Notice") of such fact in the manner provided in
SECTION 18 hereof to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company. The Company Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this SECTION 8.3 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this SECTION 8.3, (3) offer in writing to prepay all, but not less than all, of the outstanding Notes, together with accrued interest to the date of prepayment, and (4) specify a date for such prepayment (the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 60 days nor less than 30 days following the date of such Company Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 15 days after receipt of the Company Notice. The Company shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

         For purposes of this SECTION 8.3:

                  "Change of Control" means the replacement (other than solely by reason of retirement, death or disability) of more than 50% of the members of the Board of Directors of the Company over any period of 12 consecutive months from the directors who constituted such Board of Directors at the beginning of such period.

         Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be (a) allocated among each Series of Notes in proportion to the aggregate unpaid principal amount of each such Series of Notes, and (b) allocated pro rata among all of the holders of each Series of Notes at the time outstanding in accordance with the unpaid principal amount thereof. All partial prepayments made pursuant to SECTION 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

         Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any Series of the outstanding Notes or any part or portion of any Series thereof, except upon the payment, prepayment or purchase of all Series of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to
         SECTION 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Significant Subsidiaries and Special Purpose Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and applicable laws in respect of Non-U.S. Pension Plans and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will, and will cause each of its Significant Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Significant Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Material properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Significant Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Significant Subsidiaries and Special Purpose Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the

Company or any Significant Subsidiary or Special Purpose Subsidiary; provided that neither the Company nor any Significant Subsidiary or Special Purpose Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Significant Subsidiary or Special Purpose Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Significant Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
SECTION 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Significant Subsidiaries (unless merged into the Company or a Significant Subsidiary) and all rights and franchises of the Company and its Significant Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Nature of Business. Neither the Company nor any Significant Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Significant Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Significant Subsidiaries on the date of this Agreement.

         Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

         Section 9.8. Guaranty by Subsidiaries. The Company will cause each Subsidiary which delivers a Guaranty to any holder of Debt for borrowed money of the Company to concurrently enter into a Guaranty (a "Subsidiary Guaranty"), and within three Business Days thereafter shall deliver to each of the holders of the Notes the following items:

                   (a) an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

                   (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in SECTIONS 5.1, 5.2, 5.6 AND 5.7, but with respect to such Subsidiary and such Subsidiary Guaranty, as applicable;

                   (c) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty;

                   (d) an opinion of counsel satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

                   (e) an executed counterpart of an intercreditor agreement among the holders of the Notes and each such Person to which a Subsidiary is then delivering a Guaranty giving rise the requirements of this SECTION 9.8, which agreement shall provide that the proceeds from the enforcement of any such Guaranty shall be shared on an equal and ratable basis with the holders of the Notes.

SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1. Consolidated Total Debt. The Company will not at any time permit the ratio of (a) Consolidated Total Debt to (b) Consolidated Cash Flow for the period of four consecutive fiscal quarters of the Company then most recently ended to exceed 3.50 to 1.00.

         Section 10.2. Consolidated Priority Debt. The Company will not, as of the last day of any fiscal quarter, permit Consolidated Priority Debt outstanding on such date to exceed an amount equal to 15% of Consolidated Tangible Assets as of such date.

         Section 10.3. Interest Coverage Ratio. The Company will not at any time permit the ratio of (a) Consolidated Cash Flow for the period of four consecutive fiscal quarters of the Company then most recently ended to (b) Consolidated Interest Expense for such four consecutive fiscal quarter period to be less than 2.75 to 1.00.

         Section 10.4. Consolidated Net Worth. The Company will not at any time permit Consolidated Net Worth to be less than $200,000,000.

         Section 10.5. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                   (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by SECTION 9.4;

                   (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                   (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (d) survey exceptions, encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, in each case, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

                   (e) Liens securing Debt of a Subsidiary to the Company or to another Wholly-owned Subsidiary;

                   (f) Liens existing as of the date of the Closing and securing Debt of the Company and its Subsidiaries described on SCHEDULE 5.15 hereto;

                   (g) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; provided that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 180 days of the date of acquisition or purchase or completion of construction, as the case may be (with the exception that in the case of the construction or acquisition of improvements to real estate, such Liens shall be created or incurred within 180 days of the date of construction or acquisition of such improvements and not the acquisition of the land on which such improvements are located), (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such property or assets, whether or not assumed by the Company or a Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or Fair Market Value at the time of acquisition or purchase (as determined in good faith by a Senior Financial Officer of the Company) or the cost of construction on the date of completion thereof, (iv) Debt secured by any such Lien shall have been created or incurred within the applicable limitations provided in SECTIONS 10.1 and 10.2, and (v) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

                   (h) Liens securing operating leases pursuant to which the Company or a Subsidiary is lessee (excluding financing leases, synthetic leases and similar arrangements), including precautionary Uniform Commercial Code financing statements filed in connection with such operating leases; provided that the Lien shall attach solely to the property or assets leased;

                   (i) any extension, renewal or refunding of any Lien permitted by the preceding clause (f) of this SECTION 10.5 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (i) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, (iii) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Debt is less than or equal to the Fair Market Value of the property (determined in good faith by the Board or Directors of the Company) to which such Lien is attached, and (iv) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist;

                   (j) Liens created or incurred after the date of the Closing given to secure Debt of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (i) hereof; provided that (i) all Debt secured by such Liens shall have been incurred within the applicable limitations provided in SECTIONS 10.1 and 10.2 and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist.

         Section 10.6. Restricted Payments and Restricted Investments. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, or through any Affiliate, declare or make, or incur any liability to declare or make, any Restricted Payment or Restricted Investment unless immediately prior to and after giving effect to the proposed Restricted Payment or Restricted Investment, no Default or Event of Default would exist.

         (b) The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

         Section 10.7. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                   (i) any Subsidiary may merge or consolidate with or into, or transfer all or substantially all of its assets to, the Company or any Wholly-owned Subsidiary so long as in (1) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (2) in any merger or consolidation involving one or more Wholly-owned Subsidiaries (and not the Company), a Wholly-owned Subsidiary shall be the surviving or continuing corporation;

                  (ii) the Company may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger is the Company or another corporation (the "surviving corporation") organized under the laws of any state of the United States or the District of Columbia or Canada, (2) if the Company is not the surviving corporation, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (3) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

                 (iii) the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the Fair Market Value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (1) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia or Canada, (2) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (3) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

         (b) The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for Fair Market Value and except as provided in
SECTION 10.7(a)(iii) and SECTION 10.7(c)); provided that the foregoing restrictions do not apply to:

                  (i) the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly-owned Subsidiary; or

                  (ii) the sale by the Company or any Subsidiary of receivables (whether with or without recourse to the Company or any Subsidiary) pursuant to one or more bona fide securitization transactions effected under terms and conditions customary in transactions of a similar nature, which sales are not accounted for under GAAP as secured loans and are, in the good faith opinion of a Senior Financial Officer of the Company, for fair value and in the best interests of the Company and its Subsidiaries, provided that (A) recourse to the Company or any Subsidiary in connection with any such sale of receivables shall be limited to (x) Securitization Recourse Obligations in an amount not in excess of 5% of the cash consideration received by the Company or any Subsidiary for such receivables and (y) repurchase, substitution or indemnification obligations customarily provided for in asset securitization transactions and arising from breaches of representations or warranties made by the Company or a Subsidiary in connection with such sale, (B) after giving effect to such sale of receivables, the aggregate amount of receivables sold by the Company and its Subsidiaries in securitization transactions and which shall then be outstanding shall not exceed $150,000,000 and (C) at the time of such sale of receivables and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  (iii) the sale of assets (including Subsidiary Stock disposed of pursuant to SECTION 10.7(c)) for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                            (1) such assets (valued at net book value) do not,
                  together with all other assets of the Company and its Subsidiaries previously disposed of during the most recently ended period of twelve consecutive months (other than in the ordinary course of business and other than pursuant to SECTIONS 10.7(b)(i) and (ii)), exceed 15% of Consolidated Tangible Assets determined as of the end of the immediately preceding fiscal year;

                            (2) in the opinion of the Company's Board of
                  Directors, the sale is adequate and satisfactory and is in the best interests of the Company; and

                            (3) immediately after the consummation of the
                  transaction and after giving effect thereto, no Default or Event of Default would exist;

         provided, however, that if an amount equal to the Net Proceeds of any sale, lease or other disposition of assets are applied to (x) a Debt Prepayment Application within 360 days after such sale, lease or other disposition, or (y) a Property Reinvestment Application within 180 days before or 360 days after such sale, lease or other disposition (but in any event, within the same fiscal year of such sale, lease or other disposition), then such sale, lease or other disposition shall not be included in any computations under SECTION 10.7(b)(iii) as of a date on or after the Net Proceeds are so applied; provided, that in the good faith opinion of the Board of Directors of the Company, such sale, lease or other disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property and assets exchanged and is in the best interest of the Company or such Subsidiary.

         (c) The Company will not sell, transfer or otherwise dispose of any Subsidiary Stock of a Subsidiary (except to qualify directors or in connection with a merger or consolidation permitted under SECTION 10.7(a)(i)) or any Debt of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of any Subsidiary Stock or Debt of any Subsidiary (other than to the Company or a Wholly-owned Subsidiary), unless:

                   (i) simultaneously with such sale, transfer or disposition, all shares of Subsidiary Stock and all Debt of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                   (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of Subsidiary Stock and Debt is in the best interest of the Company;

                   (iii) said shares of Subsidiary Stock and Debt are sold, transferred or otherwise disposed of to a Person on terms and for consideration reasonably deemed by the Board of Directors of the Company to be adequate and satisfactory;

                   (iv) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                   (v) such sale, transfer or other disposition shall be treated as a disposition under and shall satisfy the requirements of SECTION 10.7(b)(iii) hereof.

         (d) The Company will not permit any Subsidiary to issue any Subsidiary Stock of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary except (i) to qualify directors or (ii) in connection with an issuance of Subsidiary Stock pursuant to which the Minority Interests in such Subsidiary, after giving effect to such issuance, do not exceed 10%.

        Section 10.8. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Affiliate (other than the Company or a Wholly-owned Subsidiary), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

        Section 10.9. Restrictive Agreements. The Company will not, and will not permit any Subsidiary to, enter into or suffer to exist, any agreement with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions to the Company or prepay any Debt owed to the Company or (b) transfer any of its properties or assets to the Company (other than with respect to Liens permitted by SECTION 10.5).

       Section 10.10. Significant Subsidiaries. (a) The Company will not at any time, on the basis of the then most recently available financial statements delivered by the Company pursuant to SECTION 7.1(a) or SECTION 7.1(b), permit all of the then existing Significant Subsidiaries, together with the Company, to account for less than 85% of Consolidated Total Assets as at the end of the immediately preceding fiscal quarter of the Company (for these purposes the respective total assets of the Company and each Significant Subsidiary shall include its own current assets, long term receivables and investments, and fixed assets, all as reported within the Company's consolidated internal accounting systems after excluding intercompany receivables).

         (b) If at any time, the Company and all of the then existing Significant Subsidiaries do not together account for 85% or more of Consolidated Total Assets, the Company shall promptly designate, by written notice to the holders of the Notes, such other Subsidiaries of the Company (which would not otherwise be Significant Subsidiaries) to be deemed Significant Subsidiaries hereunder so that such 85% threshold is satisfied.

         (c) The Company may designate any Subsidiary as a Significant Subsidiary and may de-designate any Significant Subsidiary identified in
SCHEDULE 5.4 or in an officer's certificate pursuant to SECTION 7.2(b) or previously designated as a Significant Subsidiary pursuant to the requirements of this SECTION 10.10; provided that:

                  (i) the Company shall have given not less than 10 days' prior written notice to the holders of the Notes of such designation or de-designation;

                  (ii) at the time of such designation or de-designation and immediately after giving effect thereto no Default or Event of Default shall exist;

                  (iii) in the case of the designation of a Subsidiary as a Significant Subsidiary, such Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Significant Subsidiary more than once; and

                  (iv) in the case of the de-designation of a Significant Subsidiary, such Significant Subsidiary shall not at any time after the date of this Agreement have previously been de-designated more than once.

SECTION 11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in SECTIONS 10.1 through 10.8; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 11); or

                   (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished pursuant to this Agreement proves to have been false or incorrect in any Material respect on the date as of which made; or

                   (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (1) the Company or any Significant Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 or (2) one or more Persons have the right to require the Company or any Significant Subsidiary to purchase or repay such Debt and have exercised such right; or

                   (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                   (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in SECTION 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1-A, EXHIBIT 1-B, EXHIBIT 1-C or EXHIBIT 1-D, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 6.2.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

         Section 14.1. Place of Payment. Subject to SECTION 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Cuyahoga County, Ohio, at the principal office of the Company in such jurisdiction or at the principal office of a bank or trust company in such jurisdiction or in Cleveland, Ohio, which the Company agrees to designate at any time when there is any holder of any Note not entitled to the benefits of SECTION 14.2. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States of America or the principal office of a bank or trust company in the United States of America.

         Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION 13.2. The Company will afford the benefits of this SECTION 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 14.2.

SECTION 15. EXPENSES, ETC.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

         Section 15.2. Survival. The obligations of the Company under this
SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holders of all Notes of each Series at the time outstanding affected thereby, (i) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of SECTIONS 8, 11(a), 11(b), 12, 17 or 20.

         Section 17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

         For the purposes of this SECTION 20, "Confidential Information" means all material information delivered to you by or on behalf of the Company or any Subsidiary pursuant to this Agreement; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to you under SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. In addition to the foregoing, you acknowledge that you are prohibited from any use of non-public Confidential Information you receive pursuant to SECTION 7 other than in connection with the administration of your investment in the Notes. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                             Very truly yours,
                                             NORDSON CORPORATION


                                             By
                                                Name:
                                                Title
Accepted as of                     .
               --------------------          [VARIATION]


                                             By
                                                ------------------------------
                                                Name:
                                                Title:

                                   SCHEDULE A
                          (to Note Purchase Agreement)
                       INFORMATION RELATING TO PURCHASERS

                                                             PRINCIPAL AMOUNT
            NAME AND ADDRESS                                OF SERIES A NOTES
              OF PURCHASER                                    TO BE PURCHASED

METROPOLITAN LIFE INSURANCE COMPANY                             $20,000,000
Private Placement Unit
334 Madison Avenue
Convent Station, New Jersey  07961-0633
Attention:  Director
Fax Number:  (973) 254-3032

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 6.79% Senior Notes, Series A, due May 15, 2006, PPN 655663 A@ 1, principal, premium or interest") to:

         The Chase Manhattan Bank
         New York, New York
         ABA #021-000-021
         Account Number 002-2-410591
         For credit to:  Metropolitan Life Insurance Company
         Reference: PPN Number

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with a copy to:

         Metropolitan Life Insurance Company
         One Madison Avenue
         New York, New York  10010
         Attention:  Lisa Korsten, Esq. (Area 6-H)
         Fax Number:  (212) 251-1640

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5581829


                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                                              PRINCIPAL AMOUNT
            NAME AND ADDRESS                                 OF SERIES A NOTES
              OF PURCHASER                                     TO BE PURCHASED

THE CANADA LIFE ASSURANCE COMPANY                                $14,000,000
330 University Avenue, SP-11
Toronto, Ontario, Canada  M5G 1R8
Attention:  Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 6.79% Senior Notes, Series A, due May 15, 2006, principal or interest") to:

         REGULAR PRINCIPAL AND INTEREST:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000200
         Trust Account No. G52708, The Canada Life Assurance Company
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date

         FOR CALL OR MATURITY:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000192
         Trust Account No. G52708, The Canada Life Assurance Company
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and effective date of call or maturity

Notices

Notices with respect to payments and written confirmation of each such payment to be addressed:

         Chase Manhattan Bank
         North American Insurance
         3 Chase MetroTech Centre-6th Floor
         Brooklyn, New York 11245
         Attention: Doll Balbadar

         With a copy to:
         The Canada Life Assurance Company
         330 University Ave., SP-12
         Securities Accounting
         Toronto, Ontario Canada  M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. Romeo & Co.

Taxpayer I.D.: 38-0397420

                                                             PRINCIPAL AMOUNT
            NAME AND ADDRESS                                OF SERIES A NOTES
              OF PURCHASER                                    TO BE PURCHASED

THE CANADA LIFE ASSURANCE COMPANY                                $300,000
330 University Avenue, SP-11
Toronto, Ontario, Canada  M5G 1R8
Attention:  Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 6.79% Senior Notes, Series A, due May 15, 2006, principal or interest") to:

         REGULAR PRINCIPAL AND INTEREST:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000200
         Trust Account No. G52724, The Canada Life Assurance Company
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date

         FOR CALL OR MATURITY:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000192
         Trust Account No. G52724, The Canada Life Assurance Company
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and effective date of call or maturity

Notices

Notices with respect to payments and written confirmation of each such payment to be addressed:

         Chase Manhattan Bank
         North American Insurance
         3 Chase MetroTech Centre-6th Floor
         Brooklyn, New York 11245
         Attention: Doll Balbadar

         With a copy to:
         The Canada Life Assurance Company
         330 University Ave., SP-12
         Securities Accounting
         Toronto, Ontario Canada  M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. Romeo & Co.

Taxpayer I.D.: 38-0397420

                                                              PRINCIPAL AMOUNT
            NAME AND ADDRESS                                 OF SERIES A NOTES
              OF PURCHASER                                     TO BE PURCHASED

THE CANADA LIFE ASSURANCE COMPANY                                 $375,000
330 University Avenue, SP-11
Toronto, Ontario, Canada  M5G 1R8
Attention:  Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 6.79% Senior Notes, Series A, due May 15, 2006, principal or interest") to:

         REGULAR PRINCIPAL AND INTEREST:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000200
         Trust Account No. G08798, The Canada Life Assurance Company
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date

         FOR CALL OR MATURITY:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000192
         Trust Account No. G08798, The Canada Life Assurance Company
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and effective date of call or maturity

Notices

Notices with respect to payments and written confirmation of each such payment to be addressed:

         Chase Manhattan Bank
         North American Insurance
         3 Chase MetroTech Centre-6th Floor
         Brooklyn, New York 11245
         Attention: Doll Balbadar

         With a copy to:
         The Canada Life Assurance Company
         330 University Ave., SP-12
         Securities Accounting
         Toronto, Ontario Canada  M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. Romeo & Co.

Taxpayer I.D.: 38-0397420

                                                      PRINCIPAL AMOUNT
            NAME AND ADDRESS                         OF SERIES A NOTES
              OF PURCHASER                             TO BE PURCHASED

CANADA LIFE INSURANCE COMPANY OF NEW YORK                 $325,000
330 University Avenue, SP-11
Toronto, Ontario, Canada  M5G 1R8
Attention:  Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 6.79% Senior Notes, Series A, due May 15, 2006, principal or interest") to:

         REGULAR PRINCIPAL AND INTEREST:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000200
         Trust Account No. G52685, Canada Life Insurance Company of New York
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date

         FOR CALL OR MATURITY:
         Chase Manhattan Bank
         ABA #021-000-021 Account No. 900-9-000192
         Trust Account No. G52685, Canada Life Insurance Company of New York
         Reference: PPN number, name of issuer, rate, maturity date, type of security, whether principal and/or interest and effective date of call or maturity

Notices

Notices with respect to payments and written confirmation of each such payment to be addressed:

         Chase Manhattan Bank
         North American Insurance
         3 Chase MetroTech Centre-6th Floor
         Brooklyn, New York 11245
         Attention: Doll Balbadar

         With a copy to:
         The Canada Life Assurance Company
         330 University Ave., SP-12
         Securities Accounting
         Toronto, Ontario Canada  M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. Romeo & Co.

Taxpayer I.D.: 13-2690792

                                                           PRINCIPAL AMOUNT
            NAME AND ADDRESS                              OF SERIES A NOTES
              OF PURCHASER                                  TO BE PURCHASED

NATIONWIDE LIFE INSURANCE COMPANY                             $5,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile: (614) 249-4553

Payments

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department
         PPN 655663 A@ 1
         Security Description: Nordson Corporation, 6.79% Senior Notes, Series A, due May 15, 2006

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                                          PRINCIPAL AMOUNT
            NAME AND ADDRESS                             OF SERIES B NOTES
              OF PURCHASER                                 TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY                               $15,000,000
  ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York  10017-3206

Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

         Chase Manhattan Bank
         ABA #021-000-021
         Account of: Teachers Insurance and Annuity Association of America Account Number 900-9-000200
         For further credit to the TIAA Account Number:  G07040
         Reference:  PPN#/Issuer/Mat. Date/Coupon Rate/P&I Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number and interest rate of the Note; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention: Securities Accounting Division
         Telephone: (212) 916-6004
         Fax: (212) 916-6955

All other notices and communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention:  Securities Division
         Telephone:  (212) 916-4119 (Greg Spilberg)
                     (212) 490-9000 (General Number)
         Fax:        (212) 916-6582 (Team Fax Number)

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1624203

                                                               PRINCIPAL AMOUNT
            NAME AND ADDRESS                                  OF SERIES B NOTES
              OF PURCHASER                                      TO BE PURCHASED

NATIONWIDE LIFE INSURANCE COMPANY                                 $3,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile: (614) 249-4553

Payments

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department
         PPN 655663 A# 9
         Security Description: Nordson Corporation, 7.11% Senior Notes, Series B, due May 15, 2008

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                                               PRINCIPAL AMOUNT
            NAME AND ADDRESS                                  OF SERIES B NOTES
              OF PURCHASER                                      TO BE PURCHASED

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY                     $2,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile: (614) 249-4553

Payments

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         WIRING INSTRUCTIONS:
         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life and Annuity Insurance Company
         Attention:  P&I Department
         PPN 655663 A# 9
         Security Description: Nordson Corporation, 7.11% Senior Notes, Series B, due May 15, 2008

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life and Annuity Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

                                                               PRINCIPAL AMOUNT
            NAME AND ADDRESS                                  OF SERIES C NOTES
              OF PURCHASER                                      TO BE PURCHASED

STATE FARM LIFE INSURANCE COMPANY                                 $10,000,000
One State Farm Plaza
Bloomington, Illinois  61710
Attention:  Investment Department E-10

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest") to:

         The Chase Manhattan Bank
         ABA #021-000-021
         SSG Private Income Processing
         A/C #900-9-000200
         For Credit to:  Account Number G 06893
         Ref. PPN 655663 B* 2
         Rate:  7.11% (Series C)
         Maturity Date:  May 15, 2011

Notices

All notices and communications to be addressed as first provided above with a copy to be addressed Attention: Investment Accounting Department D-3.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  37-0533090

                                                               PRINCIPAL AMOUNT
            NAME AND ADDRESS                                  OF SERIES C NOTES
              OF PURCHASER                                      TO BE PURCHASED

C.M. LIFE INSURANCE COMPANY                                       $2,000,000
C/O MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest) to:

         Citibank, N.A
         111 Wall Street
         New York, New York 10043 ABA #021-000-089 For Segment 43 - Universal Life Account No. 4068-6561
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 744-5104 or (413) 744-5718.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                                             PRINCIPAL AMOUNT
            NAME AND ADDRESS                                OF SERIES C NOTES
              OF PURCHASER                                    TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                     $4,000,000
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest") to:

         Citibank, N.A
         111 Wall Street
         New York, New York 10043 ABA #021-000-089 For MassMutual Spot Priced Contract Account No. 3890-4953
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 744-5104 or (413) 744-5718.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                             PRINCIPAL AMOUNT
            NAME AND ADDRESS                                OF SERIES C NOTES
              OF PURCHASER                                    TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                     $2,000,000
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest") to:

         Chase Manhattan Bank, N.A.
         4 Chase MetroTech Center
         New York, New York 10081
         ABA #021-000-021
         For MassMutual IFM Non-Traditional
         Account No. 910-2509073
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 744-5104 or (413) 744-5718.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                              PRINCIPAL AMOUNT
            NAME AND ADDRESS                                 OF SERIES C NOTES
              OF PURCHASER                                     TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                       $500,000
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest") to:

         Chase Manhattan Bank, N.A.
         4 Chase MetroTech Center
         New York, New York 10081
         ABA #021-000-021
         For MassMutual Long Term Care
         Account No. 323133053
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 744-5104 or (413) 744-5718.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                          PRINCIPAL AMOUNT
            NAME AND ADDRESS                             OF SERIES C NOTES
              OF PURCHASER                                 TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                   $6,850,000
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest") to:

         Citibank, N.A
         111 Wall Street
         New York, New York 10043 ABA #021-000-089 For MassMutual Long-Term Pool Account No. 4067-3488
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 744-5104 or (413) 744-5718.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                             PRINCIPAL AMOUNT
            NAME AND ADDRESS                                OF SERIES C NOTES
              OF PURCHASER                                    TO BE PURCHASED

MASSMUTUAL ASIA LIMITED                                          $250,000
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest") to:

         Citibank, N.A
         111 Wall Street
         New York, New York  10043
         ABA #021-000-089
         For MassMutual Spot Priced Contract
         Account No. 30413797
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 744-5104 or (413) 744-5718.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  Gerlach & Co.

Taxpayer I.D. Number:  04-1590850

                                                             PRINCIPAL AMOUNT
            NAME AND ADDRESS                                OF SERIES C NOTES
              OF PURCHASER                                    TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                     $4,400,000
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Nordson Corporation, 7.11% Senior Notes, Series C, due May 15, 2011, PPN 655663 B* 2, principal, premium or interest") to:

         Chase Manhattan Bank, N.A.
         4 Chase MetroTech Center
         New York, New York 10081
         ABA #021-000-021
         For MassMutual Pension Management
         Account No. 910-2594018
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 744-5104 or (413) 744-5718.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                             PRINCIPAL AMOUNT
            NAME AND ADDRESS                                 OF SERIES D NOTES
              OF PURCHASER                                   TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY                                 $10,000,000
  ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York  10017-3206

Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

         Chase Manhattan Bank
         ABA #021-000-021
         Account of: Teachers Insurance and Annuity Association of America Account Number 900-9-000200
         For further credit to the TIAA Account Number:  G07040
         Reference:  PPN#/Issuer/Mat. Date/Coupon Rate/P&I Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number and interest rate of the Note; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention:  Securities Accounting Division
         Telephone:  (212) 916-6004
         Fax:  (212) 916-6955

All other notices and communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention:  Securities Division
         Telephone:        (212) 916-4119 (Greg Spilberg)
                           (212) 490-9000 (General Number)
         Fax:              (212) 916-6582 (Team Fax Number)

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1624203

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Business Day" means (a) for the purposes of SECTION 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Cleveland, Ohio or New York, New York, are required or authorized to be closed.

         "Capital Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Change of Control" is defined in SECTION 8.3.

         "Change of Control Prepayment Date" is defined in SECTION 8.3.

         "Closing" is defined in SECTION 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means Nordson Corporation, an Ohio corporation, and any successor thereto pursuant to the terms hereof.

         "Company Notice" is defined in SECTION 8.3.

         "Confidential Information" is defined in SECTION 20.

         "Consolidated Cash Flow" for any period means the sum of (a) Consolidated EBITDA plus (without duplication), (b) the Consolidated EBITDA for such period of Persons acquired by the Company and its Subsidiaries during the most recently completed four fiscal quarters to the


                                   SCHEDULE B
                          (to Note Purchase Agreement)
extent that such Consolidated EBITDA of Persons acquired is confirmed by audited financial or other credible information relied on by the Company in good faith (which other information need not be audited or auditable), minus (ii) the Consolidated EBITDA for such period of Persons disposed of by the Company and its Subsidiaries during the most recently completed four fiscal quarters.

         "Consolidated EBITDA" for any period means the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income) (b) (i) all provisions for any Federal, state or local income taxes (U.S. or foreign) made by the Company and its Subsidiaries during such period, (ii) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Company and its Subsidiaries during such period, and (iii) Consolidated Interest Expense during such period and (iv) all EBITDA Adjustments (defined below) during such period (less non-recurring gains).

                  For purposes of calculating Consolidated EBITDA, the term "EBITDA Adjustments" shall mean (a) for calculations including any fiscal quarters in the fiscal years of the Company ending October 29, 2000 and October 28, 2001, non-cash charges taken by the Company during such fiscal quarters in connection with the Company's "Action 2000 Plan" up to an aggregate amount, for all such changes, not to exceed $11,000,000, and (b) in addition to the amounts set forth in clause
         (a), other non-cash charges taken by the Company during any fiscal quarter of the Company in accordance with GAAP, up to an aggregate amount for all such charges during any period of four consecutive fiscal quarters of the Company, not to exceed $8,000,000.

         "Consolidated Interest Expense" of the Company and its Subsidiaries for any period means, on a consolidated basis, eliminating inter-company items in accordance with GAAP the sum of (a) (i) all interest in respect of Debt of the Company and its Subsidiaries (including the interest component on Rentals on Capital Leases) accrued or capitalized during such period (whether or not actually paid during such period), (ii) all amortization of debt discount and expense on all Debt (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made and (iii) all program expenses under any receivables securitization program, plus (b)(i) without duplication, the interest expense for such period of Persons acquired by the Company and its Subsidiaries during the most recently completed four fiscal quarters to the extent that such interest expense of Persons acquired is confirmed by audited financial or other credible information relied upon by the Company in good faith (which other information need not be audited or auditable), minus (ii) the interest expense for such period of Persons disposed of by the Company and its Subsidiaries during the most recently completed four fiscal quarters. Computations of Consolidated Interest Expense on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "Consolidated Net Income" for any period means the net income (or loss) of the Company and its Subsidiaries for such period, as determined in accordance with GAAP, after eliminating offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, and after eliminating earnings or losses attributable to outstanding Minority Interests, and excluding in any event:

                   (a) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions; and

                   (b) any other non-recurring, extraordinary gain or loss during such period.

         "Consolidated Net Worth" means, as of the date of any determination, the sum of (a) stockholders' equity plus (b) Minority Interest accounts, each as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of such date.

         "Consolidated Priority Debt" means all Priority Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating inter-company items.

         "Consolidated Tangible Assets" means the book value of all assets of the Company and its Subsidiaries minus goodwill and other general intangibles, as determined on a consolidated basis and in accordance with GAAP.

         "Consolidated Total Assets" means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Debt" means all Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating inter-company items.

         "Credit Agreement" means that certain Credit Agreement dated as of May 17, 2001 among the Company, as borrower, and the KeyBank National Association, as Administrative Agent, Wachovia Bank, N.A., as Syndication Agent, Credit Lyonnais Chicago Branch, as Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent and the other financial institutions named therein, as amended, supplemented, modified, refinanced or replaced from time to time.

         "Debt" with respect to any Person means, at any time, without duplication,

                   (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                   (f) all obligations of such Person arising in connection with transactions and other arrangements which are treated by such Person for any purpose (including, without limitation, tax, state real estate, commercial law or bankruptcy) as financing arrangements or loans, or which give rise to the creation of indebtedness of such Person;

                   (g) Swaps of such Person;

                   (h) Securitization Recourse Obligations; and

                   (i) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (h) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Debt Prepayment Application" means, with respect to any sale, lease or other disposition of property or assets, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds with respect to such sale, lease or other disposition to pay Senior Funded Debt of the Company (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt), provided that in the course of making such application the Company shall offer to prepay at par each outstanding Note in accordance with
SECTION 8.2 (except that such prepayment shall be at par) in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Funded Debt in an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds being so applied to the payment of Senior Funded Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Funded Debt of the Company. If all holders of the Notes decline the prepayment offer made by the Company, then the Company shall not be required to permanently reduce any revolving credit or similar credit facility to which Net Proceeds were concurrently offered and applied in connection with such sale, lease or other disposition of property or assets.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the relevant Note or (ii) 2% over the rate of interest publicly announced by CitiBank N.A., New York, New York, or any successor thereto, as its "base" or "prime" rate.

         "Distribution" means, in respect of any corporation, association or other business entity:

                   (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, partnership, association or other business entity (except distributions in such stock, other equity interest or other securities); and

                   (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "Event of Default" is defined in SECTION 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                   (a) the government of

                       (i) the United States of America or any State or other
                  political subdivision thereof, or

                       (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such Debt or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                   (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to SECTION 13.1.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Make-Whole Amount" is defined in SECTION 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "Memorandum" is defined in SECTION 5.3.

         "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Net Proceeds" means, with respect to any sale, lease or other disposition of property or assets by any Person, an amount equal to the difference of:

                   (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such sale, lease or other disposition) received by such Person in respect of such sale, lease or other disposition, minus

                   (b) (i) the amount necessary for payment of any Debt of such Person secured by the property and assets involved in such sale, lease or other disposition that is required to be repaid prior to or at the closing of such sale, lease or other disposition and (ii) all ordinary and reasonable out-of-pocket costs and expenses (including any taxes payable as a direct result of such sale, lease or other disposition) actually incurred by such Person in connection with such sale, lease or other disposition.

         "Non-U.S. Pension Plan" means any plan, fund, or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiary residing outside the United States of America, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

         "Noteholder Notice" is defined in SECTION 8.3.

         "Notes" is defined in SECTION 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in SECTION 2.

         "Other Purchasers" is defined in SECTION 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Priority Debt" means (a) all Debt of the Company secured by a Lien created or incurred pursuant to SECTION 10.5(g) or SECTION 10.5(j) and (b) all Debt and mandatorily redeemable Preferred Stock of the Subsidiaries except for Debt and mandatorily redeemable Preferred Stock of Subsidiaries owed to the Company or Wholly-owned Subsidiaries.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any sale, lease or other disposition of property or assets, the satisfaction of each of the following conditions:

                   (a) an amount equal to the Net Proceeds with respect to such sale, lease or other disposition shall have been applied to the acquisition by the Company or any of its Subsidiaries, of fixed or capital assets, or stock of an entity which becomes a Subsidiary, which assets and stock are unencumbered by any Lien created in connection with or in contemplation of such acquisition; provided (i) any such assets are property classifiable under GAAP as non-current, (ii) any such assets or Subsidiary are to be used in the principal business of the Company and its Subsidiaries, and (iii) immediately after the acquisition, the Company is in compliance with SECTION 10.2 (on a pro forma basis) and SECTION 10.5; and

                   (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to SECTION 10.7(b) and identifying the property and assets that were the subject of such sale, lease or other disposition, and the nature, terms, amount and application of the Net Proceeds from the sale, lease or other disposition.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Investments" means all Investments, other than:

                   (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary;

                   (b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

                   (c) Investments in property or assets to be used in the ordinary course of the business of the Company and its Subsidiaries as described in SECTION 9.6 of this Agreement;

                   (d) Investments representing travel advances in the usual and ordinary course of business to officers and employees of the Company and its Subsidiaries incidental to carrying-on the business of the Company or any Subsidiaries;

                   (e) Investments in Securities resulting from the settlement of obligations of other Persons created in the usual and ordinary course of business and owing to the Company or a Subsidiary;

                   (f) Investments of the Company existing as of the date of the Closing and described on SCHEDULE 10.6 hereto;

                   (g) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                   (h) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-1" or better by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.;

                   (i) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

                   (j) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, either issued by a bank or trust company organized under the laws of the United States or any State thereof having capital, surplus and undivided profits aggregating at least $200,000,000; provided that at the time of acquisition thereof by the Company or a Subsidiary (1) the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A-" or better by Standard & Poor's Ratings Group or "A3" or better by Moody's Investors Service, Inc. or (2) such certificate of deposit or time deposit is issued by any bank or trust company organized under the laws of the United States or any state thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation;

                   (k) Investments in repurchase agreements with respect to any Security described in clause (i) of this definition entered into with a depository institution or trust company acting as principal described in clause (j) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (j) of this definition;

                   (l) Investments in any money market fund which is classified as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $100,000,000,000 and which is managed by a fund manager of recognized national standing, and which invests substantially all of its assets in obligations described in clauses (h) through (j) above; and

                   (m) Investments of the Company not described in the foregoing clauses (a) through (l); provided that the aggregate amount of all such Investments shall not at any time exceed 15% of Consolidated Net Worth.

         "Restricted Payment" means

                   (a) any Distribution in respect of the Company or any Subsidiary thereof (other than on account of capital stock, partnership, equity or other similar interests of a Subsidiary owned legally and beneficially by the Company or another Subsidiary thereof), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

                   (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securitization Recourse Obligations" means, with respect to any Person, obligations of such Person, undertaken in connection with a sale of receivables in a securitization transaction, to repurchase, provide substitute receivables or other property or indemnify the purchaser of such receivables in the event of defaults on such receivables, provided, however, that Securitization Recourse Obligations shall not include obligations customarily provided for in asset securitization transactions and arising from breaches of representations or warranties. For the purposes of all computations made under this Agreement, Securitization Recourse Obligations in respect of any receivables at any time shall be deemed to be equal to the maximum recourse portion of the then-outstanding amount of such receivables.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Senior Funded Debt" means all Debt of the Company for borrowed money having a maturity of more than one year from the date of origin and which is not expressed to be subordinate to or junior in rank to any other Debt of the Company.

         "Significant Subsidiary" means at any time any Subsidiary of the Company that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) and identified as a Significant Subsidiary in SCHEDULE 5.4 hereof, together with each other Subsidiary identified in any officer's certificate delivered pursuant to SECTION 7.2(b) or designated as a Significant Subsidiary pursuant to SECTION 10.10.

         "Special Purpose Subsidiary" means any Subsidiary created as a special purpose entity in connection with one or more securitization transactions entered into in connection with a sale of receivables permitted under SECTION 10.7(b)(ii), provided, however, that such Subsidiary shall not own any property or conduct any activities other than those properties and activities which are reasonably required to be owned and conducted in connection with the involvement of such Subsidiary in such securitization transactions.

         "Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guaranty" is defined in SECTION 9.8.

         "Subsidiary Stock" means, with respect to any Person, the stock or other equity interests (or any options or warrants to purchase stock or other equity interests or other Securities exchangeable for or convertible into stock or other equity interests) of any subsidiary of such Person.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Voting Equity Capital" means Securities or partnership interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Subsidiaries at such time.

                             [FORM OF SERIES A NOTE]


                               NORDSON CORPORATION


                  6.79% SENIOR NOTE, SERIES A, DUE MAY 15, 2006

No. [_________]                                                          [Date]
$[____________]                                                  PPN 655663 A@1

         FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 15, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.79% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.79% or (ii) 2% over the rate of interest publicly announced by CitiBank N.A., from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Westlake, Ohio or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of the 6.79% Senior Notes, Series A, due May 15, 2006 (the "Series A Notes") of the Company in the aggregate principal amount of $40,000,000 which, together with the Company's $20,000,000 aggregate principal amount of 7.11% Senior Notes, Series B, due May 15, 2008 (the "Series B Notes"), the Company's $30,000,000 aggregate principal amount of 7.11% Senior Notes, Series C, due May 15, 2011 (the "Series C Notes"), and the Company's $10,000,000 aggregate principal amount of 7.51% Senior Notes, Series D, due May 15, 2011 (the "Series D Notes" and, together with the Series A Notes, the Series B Notes and the Series C Notes, collectively, the "Notes"), was issued pursuant to separate Note Purchase Agreements, dated as of May 15, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written


                                   EXHIBIT 1-A
                          (to Note Purchase Agreement)
instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                     NORDSON CORPORATION



                                     By
                                        Name:
                                        Title:




                                     E-1A-2

                             [FORM OF SERIES B NOTE]


                               NORDSON CORPORATION


                  7.11% SENIOR NOTE, SERIES B, DUE MAY 15, 2008

No. [_________]                                                           [Date]
$[____________]                                                  PPN 655663 A#9

         FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 15, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.11% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.11% or (ii) 2% over the rate of interest publicly announced by CitiBank N.A., from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Westlake, Ohio or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of the 7.11% Senior Notes, Series B, due May 15, 2008 (the "Series B Notes") of the Company in the aggregate principal amount of $20,000,000 which, together with the Company's $40,000,000 aggregate principal amount of 6.79% Senior Notes, Series A, due May 15, 2006 (the "Series A Notes"), the Company's $30,000,000 aggregate principal amount of 7.11% Senior Notes, Series C, due May 15, 2011 (the "Series C Notes"), and the Company's $10,000,000 aggregate principal amount of 7.51% Senior Notes, Series D, due May 15, 2011 (the "Series D Notes" and, together with the Series A Notes, the Series B Notes and the Series C Notes, collectively, the "Notes"), was issued pursuant to separate Note Purchase Agreements, dated as of May 15, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written


                                   EXHIBIT 1-B
                          (to Note Purchase Agreement)
instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                     NORDSON CORPORATION



                                     By
                                         Name:
                                         Title:


                                     E-1B-2

                             [FORM OF SERIES C NOTE]


                               NORDSON CORPORATION


                  7.11% SENIOR NOTE, SERIES C, DUE MAY 15, 2011

No. [_________]                                                          [Date]
$[____________]                                                  PPN 655663 B*2

         FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 15, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.11% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.11% or (ii) 2% over the rate of interest publicly announced by CitiBank N.A., from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Westlake, Ohio or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of the 7.11% Senior Notes, Series C, due May 15, 2011 (the "Series C Notes") of the Company in the aggregate principal amount of $30,000,000 which, together with the Company's $40,000,000 aggregate principal amount of 6.79% Senior Notes, Series A, due May 15, 2006 (the "Series A Notes"), the Company's $20,000,000 aggregate principal amount of 7.11% Senior Notes, Series B, due May 15, 2008 (the "Series B Notes"), and the Company's $10,000,000 aggregate principal amount of 7.51% Senior Notes, Series D, due May 15, 2011 (the "Series D Notes" and, together with the Series A Notes, the Series B Notes and the Series C Notes, collectively, the "Notes"), was issued pursuant to separate Note Purchase Agreements, dated as of May 15, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written


                                   EXHIBIT 1-C
                          (to Note Purchase Agreement)
instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                  NORDSON CORPORATION



                                  By
                                      Name:
                                      Title:




                                     E-1C-2

                             [FORM OF SERIES D NOTE]


                               NORDSON CORPORATION


                  7.51% SENIOR NOTE, SERIES D, DUE MAY 15, 2011

No. [_________]                                                          [Date]
$[____________]                                                  PPN 655663 B@0

         FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 15, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.51% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.51% or (ii) 2% over the rate of interest publicly announced by CitiBank N.A., from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Westlake, Ohio or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of the 7.51% Senior Notes, Series D, due May 15, 2011 (the "Series D Notes") of the Company in the aggregate principal amount of $10,000,000 which, together with the Company's $40,000,000 aggregate principal amount of 6.79% Senior Notes, Series A, due May 15, 2006 (the "Series A Notes"), the Company's $20,000,000 aggregate principal amount of 7.11% Senior Notes, Series B, due May 15, 2008 (the "Series B Notes") and the Company's $30,000,000 aggregate principal amount of 7.11% Senior Notes, Series C, due May 15, 2011 (the "Series C Notes" and, together with the Series A Notes, the Series B Notes and the Series D Notes, collectively, the "Notes"), was issued pursuant to separate Note Purchase Agreements, dated as of May 15, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written


                                  EXHIBIT 1-D
                          (to Note Purchase Agreement)
instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                        NORDSON CORPORATION



                                        By
                                            Name:
                                            Title:



                                     E-1D-2

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY

         The closing opinions of Robert Veillette, Esq. and of Thompson Hine LLP, special counsel for the Company, which are called for by SECTION 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and, taken together, shall be to the effect that:

                    1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and the corporate authority to execute and perform the Agreement and the Other Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

                    2. Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be licensed or qualified could not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

                    3. The Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)
         necessary in connection with the execution, delivery and performance of the Agreement, the Other Agreements or the Notes.

                    6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement and the Other Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound or any Federal, state or local law.

                    7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement and the Other Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                    8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreement and the Other Agreements do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                    9. The Company is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

                   10. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreement and the Other Agreements.

         The opinions of Robert Veillette, Esq. and of Thompson Hine LLP shall cover such other matters relating to the sale of the Notes as you and the Other Purchasers may reasonably request. With respect to matters of fact on which such opinions are based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

         You and the Other Purchasers, together with subsequent holders of the Notes, may rely on the opinions of Robert Veillette, Esq. and of Thompson Hine LLP.




                                   E-24.4(a)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to you and the Other Purchasers, called for by SECTION 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:

                    1. The Company is a corporation, validly existing and in good standing under the laws of the State of State of Ohio and has the corporate power and the corporate authority to execute and deliver the Agreement and the Other Agreements and to issue the Notes.

                    2. The Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement and the Other Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinions of Robert Veillette, Esq. and of Thompson Hine LLP are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of State of Ohio, the By-laws of the Company and the general business corporation law of the State of Ohio. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Ohio and the Federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.


                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)